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                                                                      EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 16, 2001, included in First Tennessee National Corporation's 2001 Proxy Statement, into the Company's 2000 Annual Report on Form 10-K, and previously filed registration statement file Nos. 33-8029, 33-9846, 33-40398, 33-44142, 33-52561, 33-57241, 33-58975, 33- 63809, 33-64471,
333-16225, 333-16227, 333-17457, 333-17457-01, 333-17457-02, 333- 17457-03,
333-17457-04, 333-70075, 333-91137, 333-92145, 333-92147, and 333-56052 and to
all references to our firm included therein.

Arthur Andersen LLP

Memphis, Tennessee
March 28, 2001